CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184854, 333-200052, 333-218576, 333-221476, 333-234046, 333-236270, 333-252601, 333-259902 and 333-269445) and Registration Statements on Form S-3 (Nos. 333-250976, 333-252609, 333-258922, 333-261733 and 333-269061) of Quantum Corporation of our report dated June 6, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K for the year ended March 31, 2023.

/s/ ArmaninoLLP
San Ramon, California

June 6, 2023